Exhibit 99.2

American Pacific Bancorp, Inc.

Condensed Consolidated Financial

Statements

For the six months ended June 30, 2021

American Pacific Bancorp, Inc.	1

Condensed Consolidated Balance Sheets

	June 30, 2021 (Unaudited)	December 31, 2020 (Unaudited)
		(Restated)
	$	$

ASSETS

Non-Current Assets
Loan receivables	259,540	840,000
Total Non-Current Assets	259,540	840,000

Current Assets
Cash and cash equivalents	1,801,480	2,348,478
Loan receivables	10,070	269,610
Loan interest and fee receivables	14,748	9,567
Due from a related party	40,670	24,909
Investment securities - fair value	448,164	313,343
Deposit	1,799	1,801
Deposit paid to purchases of investment securities	1,200,102	-
Total Current Assets	3,517,033	2,967,708

TOTAL ASSETS	3,776,573	3,807,708

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	85,450	117,833
Due to a related party	184,250	184,550
Other payable	36,875	36,875
Total Current Liabilities	306,575	339,258

Shareholders’ Equity
Class A Common Stock, $0.01 par value, 100,000,000 shares authorized, 741,665 and 491,665 shares outstanding at June 30, 2021 and December 31, 2020, respectively	7,417	4,917
Class B Common Stock, $0.01 par value, 100,000,000 shares authorized, 5,033,123 shares outstanding at June 30, 2021 and December 31, 2020	50,331	50,331
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 491,665 shares outstanding at June 30, 2021 and December 31, 2020	4,917	4,917
Accumulated other comprehensive loss	1,001	1,512
Additional paid-in capital	4,589,386	4,591,886
Accumulated deficit	(1,183,054)	(1,185,113)
Total Shareholders’ Equity	3,469.998	3,468,450

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	3,776,573	3,807,708

See accompanying Notes to the unaudited condensed consolidated financial statements.

American Pacific Bancorp, Inc.	2

Condensed Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	$	$	$	$
		(Restated)		(Restated)

Interest income:
Interest on loan	20,953	8,605	44,895	18,505
Bank interest	27	1,297	387	2,980
Total interest income	20,980	9,902	45,282	21,485

Unrealized gain (loss) on investment securities	88,331	(4,891)	134,821	(31,259)

Other income	355	1,882	944	1,882

Operating expenses:
General and administrative expenses	(4,639)	(10,399)	(8,038)	(14,761)
Professional fees	(56,700)	(88,484)	(97,200)	(169,142)

Total operating expenses	(61,339)	(98,883)	(105,238)	(183,903)

Income (loss) before provision for income taxes	48,327	(91,990)	75,809	(191,795)

Provision for income taxes	-	-	-	-

Net income (loss)	48,327	(91,990)	75,809	(191,795)

Dividends on preferred stock	(36,875)	(31,626)	(73,750)	(36,516)

Net income (loss) to common shareholder	11,452	(123,616)	2,059	(228,311)

Other comprehensive income
Foreign currency translation	384	80	(511)	1,579

Total comprehensive income (loss)	11,836	(123,536)	1,548	(226,732)

Net income (loss) per common share - basic and diluted	0.00 *	(0.02)	0.00 *	(0.04)

	Shares	Shares	Shares	Shares

Weighted average number of common stocks outstanding - basic and diluted	5,719,843	5,454,788	5,622,854	5,278,516

See accompanying Notes to the unaudited condensed consolidated financial statements.

*denotes net income per common share of less than $0.01 per share.

American Pacific Bancorp, Inc.	3

Condensed Consolidated Statements of Changes in Shareholders’ Equity

(Unaudited)

	Preferred stock		Class A Common Stock		Class B Common Stock
	Shares	Amount ($0.01 Par)	Shares	Amount ($0.01 Par)	Shares	Amount ($0.01 Par)	Additional paid-in capital	Accumulated other comprehensive income	Accumulated deficit	Total shareholders’ (deficit) equity
		$		$		$	$	$	$	$

Balances at December 31, 2020	491,665	4,917	491,665	4,917	5,033,123	50,331	4,591,886	1,512	(1,185,113)	3,468,450

Net income for the period	-	-	-	-	-	-	-	-	27,482	27,482

Foreign currency translation	-	-	-	-	-	-	-	(895)	-	(895)

Dividend on preferred stocks	-	-	-	-	-	-	-	-	(36,875)	(36,875)

Balances at March 31, 2021	491,665	4,917	491,665	4,917	5,033,123	50,331	4,591,886	617	(1,194,506)	3,458,162

Net income for the period	-	-	-	-	-	-	-	-	48,327	48,327

Foreign currency translation	-	-	-	-	-	-	-	384	-	384

Issuance of shares for the acquisition of a subsidiary	-	-	250,000	2,500	-	-	(2,500)	-	-	-

Dividend on preferred stocks	-	-	-	-	-	-	-	-	(36,875)	(36,875)

Balances at June 30, 2021	491,665	4,917	741,665	7,417	5,033,123	50,331	4,589,386	1,001	(1,183,054)	3,469,998

American Pacific Bancorp, Inc.	4

Condensed Consolidated Statements of Changes in Shareholders’ Equity - continued

(Unaudited)

	Preferred stock		Common stock		Class A Common Stock		Class B Common Stock
	Shares	Amount ($0.01 Par)	Shares	Amount ($0.01 Par)	Shares	Amount ($0.01 Par)	Shares	Amount ($0.01 Par)	Additional paid-in capital	Accumulated other comprehensive income	Accumulated deficit	Total shareholders’ (deficit) equity
		$		$		$		$	$	$	$	$

Balances at December 31, 2019	-	-	5,033,123	50,331	-	-	-	-	1,991,228	(679)	(796,561)	1,244,319

Net loss for the period	-	-	-	-	-	-	-	-	-	-	(99,805)	(99,805)

Foreign currency translation	-	-	-	-	-	-	-	-	-	1,499	-	1,499

Conversion of common stock to Class B Common Stock	-	-	(5,033,123)	(50,331)	-	-	5,033,123	50,331	-	-	-	-

Issuance of Class A Common Stock and preferred stock	421,665	4,217	-	-	421,665	4,217	-	-	2,224,058	-	-	2,232,492

Dividend on preferred stocks	-	-	-	-	-	-	-	-	-	-	(4,890)	(4,890)

Balances at March 31, 2020	421,665	4,217	-	-	421,665	4,217	5,033,123	50,331	4,215,286	820	(901,256)	3,373,615

Net loss for the period	-	-	-	-	-	-	-	-	-	-	(91,990)	(91,990)

Foreign currency translation	-	-	-	-	-	-	-	-	-	80	-	80

Dividend on preferred stocks	-	-	-	-	-	-	-	-	-	-	(31,626)	(4,890)

Balances at June 30, 2020	421,665	4,217	-	-	421,665	4,217	5,033,123	50,331	4,215,286	900	(1,024,872)	3,250,079

See accompanying Notes to the unaudited condensed consolidated financial statements.

American Pacific Bancorp, Inc.	5

Condensed Statements of Cash Flows

(Unaudited)

	Six months ended June 30,
	2021	2020
		(Restated)
	$	$

Cash flows from operating activities:
Net income (loss)	2,059	(228,311)

Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Unrealized (gain) loss on investments securities	(134,821)	31,259
Dividend on preferred stocks	73,750	36,516

Changes in operating assets and liabilities:
Loan originations, payments and settlement, net	840,000	(20,070)
Loan interest receivables	(5,181)	6,600
Other receivables	-	(802)
Due from a related party	(15,761)	-
Accounts payable and accrued expenses	(32,383)	17,147
Other payable	-	31,655

Net cash provided by (used in) operating activities	727,663	(126,006)

Cash flows from investing activity:
Deposit paid to purchases of investment securities	(1,200,102)	-

Net cash used in investing activity	(1,200,102)	-

Cash flows from financing activities:
Issuance of shares	-	2,232,492
Dividend paid on preferred stocks	(73,750)	(36,516)

Net cash (used in) provided by financing activities	(73,750)	2,195,976

Net (decrease) increase in cash and cash equivalents	(546,189)	2,069,970

Effect of foreign exchange rate changes	(809)	2,446

Cash and cash equivalents at beginning of period	2,348,478	960,639

Cash and cash equivalents at end of period	1,801,480	3,033,055

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	-	-

Income taxes	-	-

See accompanying Notes to the unaudited condensed consolidated financial statements.

American Pacific Bancorp, Inc.	6

Notes to the Unaudited Condensed Consolidated Financial Statements

For the six months ended June 30, 2021

Note 1 - Nature of Operations and Basis of Presentation

Nature of Operations

American Pacific Bancorp Inc. (the “Company”) was incorporated in the State of Texas as a for-profit Company on November 8, 2016 and established a fiscal year end of December 31. The Company was organized to own shares of a number of community banks and to provide other financial services. The Company’s current primary source of revenue is from providing loans to its customers.

On October 15, 2020, the Company entered into an acquisition agreement to acquire 3,500,001 common shares of Hengfeng Finance Limited (“HFL”), representing 100% of the common shares of HFL, in consideration for $1,500,000, to be satisfied by the issuance and allotment of 250,000 shares of the Company’s Class A Common Stock. HFL is incorporated in Hong Kong with limited liability. The principal activities of HFL are money lending, securities trading and investment. This transaction closed on April 21, 2021 (the “Transaction”). The Transaction between the Company and Chan Heng Fai is under common control of Chan Heng Fai.

As of June 30, 2021, the Company has not hired any full-time employees and not rented any office space for operations. All the current work is done by contractors.

Basis of Presentation

The condensed consolidated financial statements present the condensed consolidated balance sheets, the condensed consolidated statements of operations and comprehensive income, the condensed consolidated statements of changes in shareholders’ equity and the condensed consolidated statements of cash flows of the Company. These condensed consolidated financial statements and accompanying notes are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Unaudited Condensed Consolidated Financial Statements

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for financial information. They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the year ended December 31, 2020. In the opinion of the management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the six months ended June 30, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2021.

Combined financial statements

The Company and HFL were under common control before and after the Transaction, we are required under U.S. GAAP to account for this common control acquisition in a manner similar to the pooling of interests method of accounting. Under this method of accounting, our condensed consolidated financial statements as of June 30, 2021 and December 31, 2020 reflect HFL historical carryover basis in the assets and liabilities instead of reflecting the fair market value of the assets and liabilities. We have also retrospectively recast our condensed consolidated financial statements to combine the operating results of the Company and HFL since January 1, 2019.

American Pacific Bancorp, Inc.	7

Notes to the Unaudited Condensed Consolidated Financial Statements

For the six months ended June 30, 2021

Note 2 - Summary of Significant Accounting and Reporting Policy

Use of estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of acquisition to be cash equivalents.

Loans receivables

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their principal outstanding balance, net of origination fees and costs, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct loan origination costs are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

For loans amortized at cost, interest income is accrued based on the unpaid principal balance. The accrual of interest on loans is discontinued at the time the loan is 90 days past due unless the loan is well-secured and in process of collection. Past-due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not received for loans place on non-accrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Under the cost-recovery method, interest income is not recognized until the loan balance is reduced to zero. Under the cash-basis method, interest income is recorded when the payment is received in cash. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

The allowance consists of specific component. The specific component relates to loans that are individually classified as impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are classified as impaired.

Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

American Pacific Bancorp, Inc.	8

Notes to the Unaudited Condensed Consolidated Financial Statements

For the six months ended June 30, 2021

Note 2 - Summary of Significant Accounting and Reporting Policy - continued

Investments Securities at Fair Value

The Company records all equity investments with readily determinable fair values at fair value calculated by the publicly traded stock price at the close of the reporting period.

Foreign currency

Functional and reporting currency

Items included in the financial statements of each entity in the Company are measured using the currency of the primary economic environment in which the entity operates (“functional currency”). The financial statements of the Company are presented in U.S. dollars (the “reporting currency”).

The functional and reporting currency of the Company is the U.S. dollar. The financial records of the Company’s subsidiary located in Hong Kong are maintained in its local currency, Hong Kong Dollar (HK$), which is also the functional currency of that entity.

Transactions in foreign currencies

Transactions in currencies other than the functional currency during the periods are converted into functional currency at the applicable rates of exchange prevailing when the transactions occurred. Transaction gains and losses are recognized in the statement of operations and other comprehensive income.

Translation of consolidated entities’ financial statements

Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange ruling at the balance sheet date. The Company’s entity with functional currency of Hong Kong Dollar, translate its operating results and financial positions into the U.S. dollar, the Company’s reporting currency. Assets and liabilities are translated using the exchange rates in effect on the balance sheet date. Revenue, expense, gains and losses are translated using the average rate for the year. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of comprehensive income (loss).

For the three months ended on June 30, 2021, the Company recorded other comprehensive income from foreign currency translation of $384 and a $80 gain in the three months ended June 30, 2020, in accumulated other comprehensive loss. For the six months ended on June 30, 2021, the Company recorded other comprehensive loss from foreign currency translation of $511 and a $1,579 gain in the six months ended June 30, 2020, in accumulated other comprehensive loss.

Earnings (loss) per share

The Company presents basic and diluted earnings (loss) per share data for its common stocks. Basic earnings (loss) per share is calculated by dividing the profit or loss attributable to common stockholders of the Company by the weighted-average number of common stocks outstanding during the year, adjusted for treasury shares held by the Company.

Diluted earnings (loss) per share is determined by adjusting the profit or loss attributable to common stockholders and the weighted-average number of common stocks outstanding, adjusted for treasury shares held, for the effects of all dilutive potential ordinary shares, which comprise convertible securities, such as stock options, convertible bonds and warrants. Due to the limited operations of the Company, there are no potentially dilutive securities outstanding on June 30, 2021 and 2020.

American Pacific Bancorp, Inc.	9

Notes to the Unaudited Condensed Consolidated Financial Statements

For the six months ended June 30, 2021

Note 2 - Summary of Significant Accounting and Reporting Policy - continued

Income taxes

The provision for income taxes includes income taxes currently payable and those deferred as a result of temporary differences between the condensed consolidated financial statements and the income tax basis of assets and liabilities. Deferred income tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in income tax rates on deferred income tax assets and liabilities is recognized in income or loss in the period that includes the enactment date. A valuation allowance is provided to reduce deferred tax assets to the amount of future tax benefit when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Projected future taxable income and ongoing tax planning strategies are considered and evaluated when assessing the need for a valuation allowance. Any increase or decrease in a valuation allowance could have a material adverse or beneficial impact on the Company’s income tax provision and net income or loss in the period the determination is made.

Fair Value Measurements

ASC 820, Fair Value Measurement and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy which requires classification based on observable and unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value:

Level 1:	Observable inputs such as quoted prices (unadjusted) in an active market for identical assets or liabilities.

Level 2:	Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs that are supported by little or no market activity; therefore, the inputs are developed by the Company using estimates and assumptions that the Company expects a market participant would use, including pricing models, discounted cash flow methodologies, or similar techniques.

The carrying value of the Company’s financial instruments, including cash and cash equivalents, loan receivables, loan interest receivables, due from a related party, deposit, deposit paid to purchases of investment securities, accounts payable and accrued expenses and due to a related party approximate to their fair value because of the short-term maturity of these financial instruments.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

American Pacific Bancorp, Inc.	10

Notes to the Unaudited Condensed Consolidated Financial Statements

For the six months ended June 30, 2021

Note 3 - Loans

On June 13, 2019, the Company extended the credit in the form of a promissory note for $249,540, bearing interest at 15%, with a maturity date of May 15, 2020. On June 5, 2020, the Company further extended the same credit in the form of a promissory note for $249,540, bearing interest at 15%, with a maturity date of May 14, 2021. On August 30, 2021, the Company further extended the same credit in the form of a promissory note for $249,540, bearing interest at 12.5%, with a maturity date of May 15, 2023. The modification agreement is effective May 14, 2021. This promissory note is secured by a deed of trust on a tract of land, which is approximately 315 acres, and located in Coke County, Texas.

On May 15, 2020, the Company provided a credit in the form of a promissory note for $20,070, bearing interest at 15%, with a maturity date of May 14, 2021. On August 30, 2021, the Company further extended the credit in the form of a promissory note for $10,000, bearing interest at 12.5%, with a maturity date of May 15, 2023. The modification agreement is effective May 14, 2021. This promissory note is secured by a deed of trust on a mobile home and lot located in Coke County, Texas.

On November 24, 2020, the Company lend $560,000 to Mr. Chan Tung Moe, son of Mr. Chan Heng Fai, Chairman of the Company, bearing interest at 6%, with a maturity date of November 23, 2023. This loan is secured by an irrevocable letter of instruction on 80,000 shares of Alset EHome International Inc. The outstanding sums and all interests accrued, in the amount of $578,687, has been repaid in full in June 2021.

On November 24, 2020, the Company lend $280,000 to Mr. Lim Sheng Hon Danny, an employee of Alset International Limited, a company connected with Mr. Chan Heng Fai, bearing interest at 6%, with a maturity date of November 23, 2023. This loan is secured by an irrevocable letter of instruction on 40,000 shares of Alset EHome International Inc. The outstanding sums and all interests accrued, in the amount of $289,344, has been repaid in full in June 2021.

As of June 30, 2021 and December 31, 2020, the principal balance of the short-term loans, was $10,070 and $269,610, respectively; the principal balance of the long-term loans, was $259,540 and $840,000, respectively.

Note 4 - Common Stocks

On February 14, 2020, the Company increased its authorized shares of common stock from 100,000,000 to 200,000,000 with a par value of $0.01 per share which consists of 100,000,000 shares of Class A Common Stock and 100,000,000 shares of Class B Common Stock. The Class A Common Stock and Class B Common Stock shall have the same rights, protections, and power; provided however, that each holder of Class A Common Stock shall also have the right to one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock shall have the right to ten (10) votes per share of Class B Common Stock held of record by such holder. On the same day, 5,033,123 issued and outstanding shares of common stock were converted into shares of Class B Common Stock.

During March and July, 2020, the Company completed a private offer (the “Private Offer”) of 421,665 units and 70,000 units respectively. Each unit comprised of one share of Class A Common Stock with par value of $0.01 per share and one Series A 5% Cumulative Preferred Stock with a par value of $0.01 per share (the “Series A Preferred Stock”), at a subscription price of $6 per unit. The net proceeds from the private offer during March and July, 2020 were $2,232,491 and $378,000 respectively from seven investors, after transaction costs amounting to $297,499 and $42,000 respectively. A total 491,665 shares of Class A Common Stock and 491,665 shares of Series A Preferred Stock were issued.

On April 21, 2021, the Company acquired HFL by issue of 250,000 shares of the Company’s Class A Common Stock to the Chairman of the Company as consideration.

American Pacific Bancorp, Inc.	11

Notes to the Unaudited Condensed Consolidated Financial Statements

For the six months ended June 30, 2021

Note 5 - Preferred Stock

As detailed in Note 4, during March and July, 2020, the Company issued 421,665 shares and 70,000 shares of Series A Preferred Stock respectively to independent third parties under the Private Offer.

The holders of Series A Preferred Stock shall be entitled to receive, on each share of Series A Preferred Stock, out of funds legally available for the payment of dividends under Texas law, cumulative cash dividends with respect to each dividend period at a per annum rate of 5% on (i) the amount of $6 per share of Series A Preferred Stock and (ii) the amount of accrued and unpaid dividends on such share of Series A Preferred Stock, if any.

In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, holders of Series A Preferred Stock shall be entitled to receive for each share of Series A Preferred Stock, out of the assets of the Company or proceeds thereof (whether capital or surplus) available for distribution to shareholders of the Company, and after satisfaction of all liabilities and obligations to creditors of the Company, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Company ranking junior to the Series A Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) $6 per share and (ii) the accrued and unpaid dividends thereon, whether or not declared, to the date of payment.

The Company, at its option, may redeem, in whole at any time or in part from time to time, the shares of Series A Preferred Stock at the time outstanding, upon notice given as provided in the certificate of designation executed on February 7, 2020 (“Certificate of designation”), at a redemption price equal to the sum of (i) the twenty (20) day average closing bid price of the Series A Preferred Stock for such period prior to the declaration of such optional redemption, if the Series A Preferred Stock shall be traded on a national securities exchange, (or, if the Series A Preferred Stock is not traded on a national securities exchange, the fair market value as determined by the Board of Directors of the Company), and (ii) the accrued and unpaid dividends thereon, whether or not declared, to the redemption date. The redemption price for any shares of Series A Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Company or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such dividend record date relating to the dividend payment date as provided in Certificate of Designation. The holders of the Series A Preferred Stock will have no right to require redemption of any shares of Series A Preferred Stock.

The holders of Series A Preferred Stock shall not have any voting rights except as provided in the Certificate of Designation.

During the six months ended June 30, 2021 and 2020, dividend of $73,750 and $4,890 was declared to the holders of Series A Preferred Stock, respectively.

American Pacific Bancorp, Inc.	12

Notes to the Unaudited Condensed Consolidated Financial Statements

For the six months ended June 30, 2021

Note 6 - Investment securities at fair value

Financial assets measured at fair value on a recurring basis are summarized below and disclosed on the balance sheets as of June 30, 2021 and December 31, 2020:

		Fair Value Measurement using
	Amount at cost	Level 1	Level 2	Level 3	Amount at fair value
June 30, 2021	$	$	$	$	$

Investment securities - trading	381,218	448,164	-	-	448,164

		Fair Value Measurement using
	Amount at cost	Level 1	Level 2	Level 3	Amount at fair value
December 31, 2020	$	$	$	$	$

Investment securities - trading	381,218	313,343	-	-	313,343

Unrealized gain on investment securities for the six months ended June 30, 2021 was $134,821. Unrealized loss on investment securities for the six months ended June 30, 2020 was $31,259.

As the investment securities are U.S. trading stocks, we use Bloomberg Market stock prices as the share prices to calculate the fair value. The following chart shows details of the fair value of investment securities at June 30, 2021 and December 31, 2020.

	Share price June 30, 2021	Shares	Market Value June 30, 2021	Valuation
	$		$

OptimumBank Holdings, Inc. (Related party)	4.82	92,980	448,164	Investment in securities at fair value

	Share price December 31, 2020	Shares	Market Value December 31, 2020	Valuation
	$		$

OptimumBank Holdings, Inc. (Related party)	3.37	92,980	313,343	Investment in securities at fair value

OptimumBank Holdings, Inc. and the Company have a common director during the six months ended June 30, 2021 and the year ended December 31, 2020.

American Pacific Bancorp, Inc.	13

Notes to the Unaudited Condensed Consolidated Financial Statements

For the six months ended June 30, 2021

Note 7 - Related Party Transactions

Other than those disclosed elsewhere in the condensed consolidated financial statements, the Company had the following material transactions with related parties during the periods:

The Company incurred $35,000 and $30,000 during the six months ended June 30, 2021 and 2020, respectively, for consultant services provided by a shareholder, who is also a director of the Company, in addition to reimbursements for out-of-pocket expenses and other reimbursable costs.

The Company paid $8,000 and $8,000 during the six months ended June 30, 2021 and 2020, respectively, to the CFO of the Company for consultant services.

The Company paid $8,000 and $8,000 during the six months ended June 30, 2021 and 2020, respectively, to the General Counsel of the Company for consultant services.

The Company had no loans to officers or directors during the six months ended June 30, 2021 and 2020.

Due from a related party

As of June 30, 2021 and December 31, 2020, the Company’s due from a related party amounting to $40,670 and $24,909 respectively, represent the cash advance and accrued interest to American Premium Water Corp., which is an affiliate of the Company. The receivable balances are unsecured, due on demand, and bear no interest.

Due to a related party

As of June 30, 2021 and December 31, 2020, the Company’s due to a related party amounting to $184,250 and $184,550 respectively, represent the cash advance from the Chairman of the Company. The balances are unsecured, due on demand, and bear no interest.

Note 8 - Subsequent Event

On July 7, 2021, 5,033,123 issued and outstanding shares of Class B Common Stock were converted into Class A Common Stock.